Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

INTRODUCTORY NOTE

The following unaudited pro forma condensed consolidated financial statements give effect to the acquisition by MediCor Ltd., a Delaware corporation (the “Company”) of Biosil Ltd. and Nagor Ltd. (the “acquired companies”), both Isle of Man (United Kingdom) companies, using the purchase method of accounting. The assumptions and adjustments to reflect the allocation of purchase price as well as the adjustments to consolidate the purchased companies and restate their accounting to US GAAP are described in the notes accompanying the unaudited pro forma condensed consolidated financial statements. The purchase price allocations are based on management’s estimates of the value of the tangible and intangible assets acquired. The unaudited pro forma condensed consolidated balance sheet as of March 31, 2006 is based on the unaudited accounts of the Company and the acquired companies as of that date and has been prepared to reflect the acquisition as if the acquisition had been consummated on that date. The unaudited pro forma condensed consolidated statement of operations for the year ended June 30, 2005 consolidates the audited results of operations of the Company and the unaudited results of the acquired companies for the year ended June 30, 2005 as if the acquisition had occurred at the end of business on June 30, 2004. The unaudited pro forma condensed consolidated statement of operations for the nine months ended March 31, 2006 consolidates the unaudited results of operations of the Company and of the acquired companies for the nine months ended March 31, 2006 as if the acquisition had occurred at the end of business on June 30, 2005.

The unaudited pro forma condensed consolidated financial information has been prepared from, and should be read in conjunction with, the historical consolidated financial statements of MediCor Ltd., which can be found in the Company’s Annual Report on Form 10-KSB for the fiscal year ended June 30, 2005 and the Company’s Quarterly Report on Form 10-QSB for the nine months ended March 31, 2006 filed with the Securities and Exchange Commission on October 21, 2005 and May 15, 2006, respectively. Financial statements for Biosil Ltd. and Nagor Ltd., combined, for the years ended January 31, 2006 and 2005 are included in this Current Report on Form 8-K/A as Exhibit 99.2.

The unaudited pro forma condensed consolidated financial information is presented for illustrative purposes only and is not intended to represent what the Company’s financial statements are or would have been if the acquisition had occurred on those dates or to project the Company’s financial statements for any future period. The purchase accounting adjustments made in connection with the unaudited pro forma condensed consolidated financial statements are based on a preliminary valuation that has been made solely for the purpose of developing the pro forma financial information and are based upon currently available information. Such a valuation is subject to final adjustments. Accordingly, the actual adjustments to be recorded in connection with the final purchase price allocation may differ from the pro forma adjustments reflected in the unaudited pro forma condensed consolidated financial statements, and any such differences may be material. The purchase price valuations are expected to be completed by December 31, 2006.. Since the Company and the acquired companies were not under common control or management for any period presented, the unaudited pro forma condensed consolidated financial results may not be comparable to, or indicative of, future performance. These statements do not reflect any additional costs or cost savings resulting from the acquisition.

MEDICOR LTD.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
AS OF MARCH 31, 2006
(IN U.S. DOLLARS)

	MediCor	Biosil-Nagor			Pro Forma
	Ltd.	Combined	Adjustments	Notes	Consolidated
Assets
Current assets:
Cash	$724,744	$1,638,347	$(1,129,730)	(a)	$1,233,361
Accounts and notes receivable, net	7,511,114	1,688,817	(11,135)	(b)	9,188,796
Inventories	5,049,291	2,993,771	1,044,792	(c)	9,087,854
Other current assets	137,118	—	—		137,118
Total current assets	13,422,267	6,320,935	(96,073)		19,647,129
Property and equipment, net	4,976,997	2,966,052	89,491	(d),(e)	8,032,540
Intangible assets, net	42,378,849	—	35,255,067	(f)	77,633,916
Other assets	1,647,142	95,670	—		1,742,812
Total assets	$62,425,255	$9,382,657	$35,248,485		$107,056,397
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$8,381,982	$286,693	$—		$8,668,675
Notes payable to third parties	2,888,030	—	—		2,888,030
Note payable to related party	60,686,257	—	—		60,686,257
Interest payable to related party	7,420,643	—	—		7,420,643
Other current liabilities	3,997,227	613,965	6,150,052	(g), (h)	10,761,244
Total current liabilities	83,374,139	900,658	6,150,052		90,424,849
Non-current liabilities	11,481,036	—	28,093,493	(g), (h)	39,574,529
Total liabilities	94,855,175	900,658	34,243,545		129,999,378
Commitments and contingencies
Preferred shares subject to mandatory redemption	6,810,258	—	—		6,810,258
Stockholders’ equity (deficit)	(39,240,178)	8,481,999	1,004,940	(a)-(f),(i),(j)	(29,753,239)
Total liabilities and stockholders’ equity	$62,425,255	$9,382,657	$35,248,485		$107,056,397

MEDICOR LTD.
UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED MARCH 31, 2006
(IN U.S. DOLLARS)

	MediCor	Biosil-Nagor			Pro Forma
	Ltd.	Combined	Adjustments	Notes	Consolidated
Net sales	$20,521,373	$7,961,101	$84,096	(k),(l)	$28,566,570
Cost of sales	13,500,691	2,212,124	2,206,484	(k),(m)	17,919,299
Gross profit	7,020,682	5,748,977	(2,122,388)		10,647,271
Operating expenses:
Selling, general and administrative
Salaries and wages	4,519,296	2,832,254	(992,374)	(m)	6,359,176
Other	7,806,299	2,126,075	(631,158)	(m),(n),(o)	9,301,216
Research and development	2,569,837	172,651	(49,679)	(l)	2,692,809
Operating income (loss)	(7,874,750)	617,997	(449,177)		(7,705,930)
Non-operating expenses:
Interest expense (income), net	4,308,645	(194,755)	2,802,280	(p), (q)	6,916,170
Other non-operating expenses	19,529	—	—		19,529
Income (loss) before income taxes	(12,202,924)	812,752	(3,251,457)		(14,641,629)
Income tax expense (benefit)	(167,691)	(155,248)	208,660	(r),(s)	(114,279)
Net income (loss)	(12,035,233)	968,000	(3,460,117)		(14,527,350)
Preferred dividends	379,115	—	—		379,115
Net income (loss) attributable to common stockholders	(12,414,348)	968,000	(3,460,117)		(14,906,465)
Ordinary dividend	—	1,277,222	—		1,277,222
Increase (decrease) to retained earnings	$(12,414,348)	$(309,222)	$(3,460,117)		$(16,183,687)

MEDICOR LTD.
UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS
FOR THE TWELVE MONTHS ENDED JUNE 30, 2005
(IN U.S. DOLLARS)

	MediCor	Biosil-Nagor			Pro Forma
	Ltd.	Combined	Adjustments	Notes	Consolidated
Net sales	$26,958,547	$11,866,753	$(308,641)	(t),(u)	$38,516,659
Cost of sales	15,163,107	2,466,285	3,317,153	(t),(v)	20,946,545
Gross profit	11,795,440	9,400,468	(3,625,794)		17,570,114
Operating expenses:
Selling, general and administrative
Salaries and wages	4,665,526	3,706,159	(1,370,198)	(v)	7,001,487
Other	14,477,691	3,112,560	(1,129,946)	(v),(w),(x)	16,460,305
Research and development	2,691,333	—	(510,786)	(u)	2,180,547
Operating income (loss)	(10,039,110)	2,581,749	(614,864)		(8,072,225)
Non-operating expenses
Interest expense (income), net	5,315,568	(407,682)	3,654,851	(y), (z)	8,562,737
Other non-operating expenses	—	—	—		—
Income (loss) before income taxes	(15,354,678)	2,989,431	(4,269,715)		(16,634,962)
Income tax expense (benefit)	542,555	163,707	514,122	(aa),(bb)	1,220,384
Net income (loss)	(15,897,233)	2,825,724	(4,783,837)		(17,855,346)
Preferred dividends	1,147,078	—	—		1,147,078
Net income (loss) attributable to common stockholders	(17,044,311)	2,825,724	(4,783,837)		(19,002,424)
Ordinary dividend	—	2,308,505	—		2,308,505
Increase (decrease) to retained earnings	$(17,044,311)	$517,219	$(4,783,837)		$(21,310,929)

MEDICOR LTD. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1.              BASIS OF PRESENTATION

On April 28, 2006, MediCor Ltd., a Delaware corporation (the “Company”), through its wholly-owned subsidiary, Biosil UK Ltd., completed its acquisition of Biosil Ltd. (“Biosil”) and Nagor Ltd. (“Nagor”), both privately held Isle of Man (United Kingdom) companies, from their shareholders (the “Sellers”) pursuant to the Agreement for the Sale and Purchase of the Shares of Biosil Limited and Nagor Limited (the “SPA”) dated September 13, 2005. The combined purchase price for both companies was £20 million plus 2.64 million shares of MediCor common stock. The Company paid £13 million in cash at closing from funds available as part of a separate, earlier $50 million senior secured convertible note offering. The remaining £7 million is due in two equal payments on January 3, 2007 and December 31, 2007. In conjunction with the transaction, the Company and each of the Sellers entered into Put and Call Option Agreements and a Registration Rights Agreement. Copies of these agreements and the SPA were provided with the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 4, 2006. The terms of the acquisition were determined on the basis of arm’s-length negotiations and at values that the Company believes are below the values associated with comparable medical device companies.

Biosil manufactures and Nagor markets a full range of breast implants for the aesthetic, plastic and reconstructive surgery markets, including silicone gel-filled and saline-filled breast implants and including both round and anatomical shapes and both smooth and micro-textured surfaces. Biosil also manufactures a range of other silicone devices, including tissue expanders, testicular implants, gluteal implants, calf implants, facial implants and a range of scar management products. Biosil also has developed innovative products within the anesthesia and colorectal disciplines. Nagor supplies the breast implant and associated products manufactured by Biosil to customers in approximately 60 countries throughout Europe, Africa, Asia, Oceania, and Latin America. Biosil employs approximately 90 persons in its two ISO-certified manufacturing facilities in England and Scotland, which total approximately 28,400 square feet. Nagor employs approximately 35 persons, principally in Douglas, Isle of Man, where its facility comprises approximately 7,800 square feet.

The unaudited pro forma condensed financial statements included herein have been prepared by the Company, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and certain footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles (GAAP) have been condensed or omitted pursuant to such rules and regulations. However, the Company believes that the disclosures are adequate to make the information not misleading.

The columns above include historical combined unaudited financial statements of Biosil and Nagor prepared in accordance with UK GAAP. All material transactions between the two companies have been eliminated. The condensed consolidated balance sheet as of March 31, 2006 and condensed consolidated statements of operations for the nine months ended March 31, 2006 and the twelve months ended June 30, 2005 were derived from unaudited combined financial statements of Biosil and Nagor in British pounds. The balance sheet was translated from British pounds to U.S. dollars at the foreign exchange rate at March 31, 2006 of $1.73978 per pound. The statements of operations were translated from British pounds to U.S. dollars at the average foreign exchange rates of the periods of the statements—$1.76266 per pound for the nine months ended March 31, 2006 and $1.85870 per pound for the twelve months ended June 30, 2005. No gain or loss on the translation of the British pound-based financial statements has been reflected in the statements of operations or in shareholders’ equity.

The unaudited pro forma condensed consolidated balance sheet as of March 31, 2006 is based on the audited historical balance sheet of the Company and the unaudited accounts of Biosil and Nagor, prepared in accordance with UK GAAP, as of that date and has been prepared to reflect the acquisition as if the acquisition had been consummated on that date. The unaudited pro forma condensed consolidated statement of operations for the nine months ended March 31, 2006 consolidates the unaudited results of operations of the Company and of Biosil and Nagor, prepared in accordance with UK GAAP, as if the acquisition had occurred at the end of business on June 30, 2005. The unaudited pro forma condensed consolidated statement of operations for the year ended June 30, 2005 consolidates the audited results of operations of the Company and the unaudited results of the combined acquired companies, prepared in accordance with UK GAAP, as if the acquisition had occurred at the end of business on June 30, 2004.

The pro forma adjustment columns above reflect the adjustments and reclassifications necessary to convert the combined historical financial statements of Biosil and Nagor to US GAAP and to consolidate them with MediCor Ltd. in a fashion to provide investors with information about the continuing impact of this acquisition transaction by showing how it might have affected historical financial statements if the transaction had been effected at an earlier time.

2.              PURCHASE PRICE ALLOCATION

The unaudited pro forma condensed consolidated financial statements reflect various purchase price allocations. In accordance with Statement of Financial Accounting Standards (“SFAS”) No. 141, “Business Combinations,” the total purchase price was allocated to the tangible and intangible assets of Biosil Ltd. and Nagor Ltd. based upon their estimated fair values at the acquisition date with the excess purchase price allocated to goodwill. The estimates are preliminary and are prior to completion of independent valuations. Consequently, the values below are subject to change as the valuations become final.

The following table summarizes the estimated fair values of the assets acquired and liabilities assumed at the date of acquisition, April 28, 2006. (These figures will differ from those used in the pro-forma financial statements.)

Purchase consideration
Cash (£13,000,000 at $1.78726 per £ bank settlement rate at April 28, 2006)	$23,234,428
Cash (£7,000,000, discounted to £6,199,636 at 11.1% annual interest, translated at $1.7893 per £ exchange rate at April 28, 2006)	11,093,009
Shares of MediCor common stock	9,498,074
(2,640,000 shares at $3.60 per share, the median market price for 20 business days on either side of the acquisition date, less registration costs)
Direct acquisition costs	1,129,730
Total purchase price	$44,955,241
Allocation of purchase price
Cash and cash equivalents	$1,375,959
Accounts receivable	1,803,800
Inventories	4,123,574
Other current assets	304,181
Property and equipment	2,840,709
Investments	42,709
Intangible assets	35,681,018
Other non-current assets	98,394
Accounts payable	(144,491)
Deferred tax liability, current	(273,149)
Other current liabilities	(686,561)
Deferred tax liability, non-current	(210,902)
Total purchase price	$44,955,241

The components of the intangible assets listed above as of the acquisition date were estimated as follows:

	Amount	Life
Customer list	$1,714,511	3.1 years
Goodwill	33,966,507	Indefinite
Total intangible assets	$35,681,018

Awaiting independent valuation, no value has yet been assigned for patents, trade names, non-compete agreements, etc.

In accordance with SFAS No. 142, “Goodwill and Other Intangible Assets,” goodwill and certain other intangible assets are deemed to have indefinite lives and, accordingly, are not amortized but instead are subject to periodic impairment testing at future periods. Customer relationships are amortized over 3.1 years using the straight-line method.

The information presented above is for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred had the acquisition been completed as of the dates indicated, nor are they necessarily indicative of future operating results or financial position. The purchase accounting adjustments made in connection with the unaudited pro forma condensed consolidated financial statements are based on a preliminary valuation that has been made solely for the purpose of developing the pro forma financial information and are based upon currently available information. Such a valuation is subject to final adjustments. Accordingly, the actual adjustments to be recorded in connection with the final purchase price allocation may differ from the pro forma adjustments reflected in the unaudited pro forma condensed consolidated financial statements, and any such differences may be material. The purchase price valuations are expected to be completed by December 31, 2006.

3.              PRO FORMA ADJUSTMENTS

The following adjustments have been reflected in the unaudited pro forma condensed consolidated balance sheet as of March 31, 2006.

(a)               Direct acquisition costs are assumed to come from cash.

(b)              Elimination of receivable from Hutchison International Inc., in the combined accounts of Biosil and Nagor, for which MediCor Ltd. carried the ultimate responsibility for payment. This was not reflected in the accounts of MediCor Ltd.

(c)               Increase to estimated fair value for inventory owned by Biosil and Nagor. Because this adjustment is directly attributable to the transaction and will not have an ongoing effect (after this inventory is sold), it is not reflected in the unaudited pro forma condensed consolidated financial statements of operations. However, this inventory adjustment (which may be further adjusted as the estimate is refined) will impact cost of sales subsequent to the consummation of the acquisition transaction until this inventory is sold, which is expected to be within one year.

(d)              $229,576 additional accumulated depreciation required for Biosil and Nagor to present their combined accounts in accordance with US GAAP.

(e)               $319,067 increase to fair value for land and buildings owned, based on third-party appraisal.

(f)                 Residual of purchase cost of acquisition, including customer list for Biosil and Nagor combined, estimated at £958,202 ($1,667,061).

(g)              Of £20,000,000 cash paid or to be paid to the Sellers, £13,000,000 ($22,617,140) at closing is assumed to be financed as separate debt. The remaining £7,000,000 is due to the Sellers half on January 3, 2007 and half on December 31, 2007. Discounted at an 11.1% annual interest rate, these are a current liability of $5,676,575 and a non-current liability of $5,109,428. This interest rate is approximately the actual initial interest rate paid by MediCor on new debt secured shortly after the acquisition.

(h)              Deferred tax liabilities of $473,477 (current) and $366,925 (non-current) for the US GAAP and estimated fair value adjustments on Biosil and Nagor’s inventory, land and buildings, and customer list asset, at the UK rate of 30%..

(i)                  2,640,000 shares of common stock given as part of the acquisition payment are valued, net of registration costs, at $9,498,074.

(j)                  Elimination of MediCor’s $44,030,945 investment against stockholders’ equity of Biosil and Nagor combined.

The following adjustments have been reflected in the unaudited pro forma condensed consolidated statement of operations for the nine months ended March 31, 2006.

(k)               $144,910 reclassification of freight billed to customers as sales, for presentation consistent with US GAAP.

(l)                  $60,814 elimination of fee income, in the accounts of Biosil and Nagor combined, from Hutchison International Inc. which was the ultimate responsibility of MediCor Ltd. and of which all but $11,135 had been recognized by MediCor Ltd.

(m)            $2,061,574 reclassification ($992,374 salaries and wages and $1,069,200 other) to cost of sales of all of the operating expenses of Biosil not considered research and development. Biosil is strictly a manufacturing company that does some development work. This provides for reporting consistency with the rest of MediCor Ltd.

(n)              $28,855 additional depreciation required for Biosil and Nagor to present their combined accounts in accordance with US GAAP.

(o)              $409,187 depreciation and amortization of fair value adjustments to fixed and intangible assets.

(p)              Initial cash payment to the Sellers at acquisition ($23,462,400) is funded by debt at an 11.1% annual interest rate. This adjustment recognizes the interest expense. This interest rate is approximately the actual initial interest rate paid by MediCor on new debt secured shortly after the acquisition.

(q)              $849,035 interest expense on the discounted two remaining payments of £3,500,000 each, due to the Sellers in 8 and 20 months after the date of acquisition, respectively.

(r)                 $568,440 additional tax, due to Nagor, upon acquisition by a UK company (Biosil UK Ltd.), losing the tax advantage of its profits only being subject to the lower rate of tax in the Isle of Man.

(s)               $359,780 reduction in tax expense from reduction in deferred tax liability on Biosil and Nagor’s inventory, building, and customer list asset.

The following adjustments have been reflected in the unaudited pro forma condensed consolidated statement of operations for the twelve months ended June 30, 2005.

(t)                 $202,145 reclassification of freight billed to customers to sales, for presentation consistent with US GAAP.

(u)              Elimination of fee income, in the accounts of Biosil and Nagor combined, from Hutchison International Inc. which was the ultimate responsibility of MediCor Ltd.

(v)              $3,115,008 reclassification ($1,370,198 salaries and wages and $1,744,810 other) to cost of sales of all of the operating expenses of Biosil not considered research and development. Biosil is strictly a manufacturing company that does some development work. This provides for reporting consistency with the rest of MediCor Ltd.

(w)            $40,568 additional depreciation required for Biosil and Nagor to present their combined accounts in accordance with US GAAP.

(x)                $574,296 depreciation and amortization of fair value adjustments to fixed and intangible assets.

(y)              Initial cash payment to the Sellers at acquisition ($23,496,200) is funded by debt at an 11.1% annual interest rate. This adjustment recognizes the interest expense. This interest rate is approximately the actual initial interest rate paid by MediCor on new debt secured shortly after the acquisition.

(z)                $1,046,773 interest expense on the discounted two remaining payments of £3,500,000 each, due to the Sellers in 8 and 20 months after the date of acquisition, respectively.

(aa)         $1,019,965 additional tax, due to Nagor, upon acquisition by a UK company (Biosil UK Ltd.), losing the tax advantage of its profits only being subject to the lower rate of tax in the Isle of Man.

(bb)       $505,843 reduction in tax expense from reduction in deferred tax liability on Biosil and Nagor’s inventory, building, and customer list asset.